EXHIBIT 1.1

Corporate Charter and By-laws.

TRADUCCION PÚBLICA /CERTIFIED TRANSLATION

[All pages numbered from] N 021149293 to N 021149300 and N 021159151 to N0121159163

[All pages bear at the top a seal that states] NOTARY PUBLIC’S ASSOCIATION. CITY OF BUENOS AIRES. REPUBLIC OF ARGENTINA [National Emblem]

Notarially Recorded Paper. Law No. 404

[All pages bear a Notary Public’s seal and signature] Matías Pablo Seoane. License 4545. Notary Public.

[Seal] Ministry of Justice. Office of Corporations (Inspección General de Justicia).

[Seal] Notary Public’s Association

FIRST COPY. AMENDMENT OF BY-LAWS AND CONSOLIDATED TEXT. TRANSPORTADORA DE GAS DEL SUR S.A.- NOTARIZED INSTRUMENT [ESCRITURA PÚBLICA] NUMBER 298. In the City of Buenos Aires, Capital of the Republic of Argentina, on May 5, 2017, before me, the acting Notary Public, appears Mr. Luis Alberto FALLO, an Argentine citizen, married, born on January 29, 1960, holder of I.D. (DNI) 13.935.020, domiciled at Don Bosco 3672 piso 5to in the City of Buenos Aires, of legal age and whom I personally know. He APPEARS in his capacity as President and on behalf and in the stead of TRANSPORTADORA DE GAS DEL SUR S.A., domiciled at Don Bosco 3672 in the City of Buenos Aires, registered with the Public Registry of Commerce under No. 11.668 Book 112, Volume A of Corporations (Sociedades Anónimas) of December 1, 1992, TIN (C.U.I.T.) No. 30-65786206-8, as evidenced hereunder. And Mr. Fallo, in the referred capacity, and representing that his powers have not been revoked or restricted in any manner, STATES: That in order to register the amendment of by-laws and the consolidated text of the By-Laws of the company, he requests me to register in my notarial protocol and to transcribe the relevant portion of: 1) the Minutes of the Ordinary and Extraordinary General Shareholders’ Meeting No. 38 of April 26, 2017, recorded on pages 7/31 of the Book of Minutes of Shareholders’ Meetings No. 4, authenticated under No. 77579-14 of November 22, 2014, which relevant portion reads as follows: "MINUTES No. 38: A General Ordinary and Extraordinary Shareholders’ Meeting of TRANSPORTADORA DE GAS DEL SUR S.A. (“TGS” or the “Company”) was held in the City of Buenos Aires on April 26, 2017 at 10.15 a.m. at Don Bosco 3672, P.B. City of Buenos Aires. The shareholders produced their respective certificates evidencing their holdings of book-entry shares issued by Caja de Valores S.A. set forth on page 35 of Book No. 2 of Stock Deposit and Attendance at

Shareholders’ Meetings. The meeting was attended by four (4) shareholders, one (1) personally and three (3) by proxy, the four together holding an aggregate of 719,811,227 shares representing 90.60% of outstanding shares of the aggregate of 794,495,283 issued shares. The meeting was presided over by the President of the Board of Directors, Mr. Gustavo Mariani, and by the following Directors: Luis Alberto Fallo, Mariano Batistella, Gregorio Werthein, Sonia Fabiana Salvatierra, Mauricio Edgardo Szmulewiez, Diego Alberto Güerri, Carlos Alberto Olivieri and Sergio Benito Patrón Costas; the members of the Statutory Supervisory Commission (Comisión Fiscalizadora) Mr. Carlos Alberto Di Brico, José María Zuliani and Hugo Alejandro Carcavallo and the General Manager, Mr. Javier Gremes Cordero. The meeting was also attended by the Independent Auditors of the Company, Mr. Alejandro Pablo Frechou, representative of the firm Price Waterhouse & Co. S.R.L., and the representative of the Buenos Aires Stock Exchange (Bolsa de Comercio de Buenos Aires) Mr. Rafael Di Leo, who appeared empowered under the delegation of authority by Bolsas y Mercados Argentinos S.A. (BYMA). The President welcomed the shareholders and delegated upon the Legal Department Manager the conduct of the Meeting in order to expedite the transaction of business. Thus, Mr. Nicolás Mordeglia took the floor and announced that a statutory quorum to hold a valid Ordinary and Extraordinary Shareholders’ Meeting was present and that the Meeting could proceed with business. Next, the first item of business to come before the Meeting was announced: Appointment of two (2) shareholders by the President of the Board of Directors to approve and sign the minutes. Mr. Mariani moved for the minutes to be signed by himself together with by Mrs. María Catalina Benedetti, representative of Fondo de Garantía de Sustentabilidad del Sistema Integrado Previsional Argentino (FGS) de la Administración Nacional de la Seguridad Social (ANSES), and by Mrs. Victoria Hitce, representative of the shareholder Compañía de Inversiones de Energía S.A. (“CIESA”) [CIESA Representative]. Mr. Mordeglia submitted Mr. Mariani’s motion to vote, which was approved by a majority of computable votes as follows: 716,865,549 affirmative votes, 106,675 negative votes and 2,839,003 abstentions.[...] Next, the eighteenth item of business to come before the meeting was announced: Amendment of Articles 4° (Corporate Purpose) and 30° (Creation of an Executive Committee) of the By-Laws of TGS. The Secretary informed that this item of business had to be considered at an Extraordinary Shareholders’ Meeting. CIESA representative took the floor and informed the shareholders that the Board of Directors of the Company had considered it appropriate to submit to the consideration of the Shareholders’ Meeting the amendment of its By-Laws in order (i) to broaden the Corporate Purpose so as to incorporate the conduct of activities that are supplementary, accessory or related to, or arising from, the transport of natural gas and (ii) to create an Executive Committee in order to make operations more agile within the Management body of the Company. The broadening of the Corporate Purpose is proposed in view of the new policies launched by the Federal Government in the energy sector and for the purpose that the Company may develop electric power generation and marketing projects and increase its interests in midstream businesses in the hydrocarbon industry. CIESA representative explained that pursuant to Article 18 of TGS’s By-Laws and TGS’s License Basic Rules, Annex I of Executive Decree No. 2458/92, the Company has sought prior authorization from ENARGAS so as to proceed to amend Article 4 of the By-Laws. On the other hand in order to expedite Board operations, the creation of an Executive Committee within the Board of Directors in accordance with the terms of Article 269 of Law No. 19,550 was being proposed. For such purposes, and given that the referred Article prescribes that the organization of such Committee must be expressly provided for in the By-laws, a motion was made to amend Article 30 of the By-Laws. For such purpose, CIESA representative moved that, pursuant to the wording approved by the Board of Directors (wording that had been duly disclosed to the market through Comisión Nacional de Valores, Mercado de Valores de Buenos Aires SA, Mercado Abierto Electrónico SA and the Securities and Exchange Commission) Articles 4 and 30 of the By-Laws be amended to read as follows: “Article 4: The purpose of the company shall be: to render the public service of natural gas transportation, either for its own account or for the account of third parties o associated with third parties in Argentina. In furtherance of such purpose the company may engage in any and all supplementary and subsidiary activities related to its corporate purpose, including those involving the separation of liquids from natural gas, the generation and marketing of electric power, the rendering of facility maintenance services and technical assistance, and the rendering of other services for the hydrocarbon sector in general, and the conduct of further activities which are accessory or related to natural gas transportation, for such purpose, the company shall have full legal capacity to acquire rights and undertake obligations and to perform any and all actions not prohibited by the law or these By-Laws, including the performance of agencies and commissions. The company may also conduct any kind of financial transaction, in general, excluding those prescribed in the Law of Financial Institutions (Ley de Entidades Financieras) and may incorporate and hold interests in corporations making any necessary capital investment for such purpose”. “Article 30: The Board of Directors is vested with the broadest powers and authority for the direction, organization and management of the company, with no other restrictions than those resulting from the Law and these By-Laws. The Board of Directors may create an Executive Committee composed of four (4) members: the Directors who have been designated as President and Vice-President of the Company, and any other two (2) Directors elected by simple majority, to hold office for one (1) year. Such Committee shall hold valid meetings with a quorum of the majority of its members, the attendance of the President and Vice-President of the Company shall be necessary for such purpose. Action shall be adopted by the unanimous vote of its members and the Executive Committee shall have the authority vested thereupon by the Board of Directors. In case of absence of the Directors designated as President and Vice-President of the Company, they may be replaced by the respective Alternate Directors designated to such end by the Shareholders’ Meeting”. The Meeting was informed that the Argentine Securities Exchange Commission (Comisión Nacional de

Valores) [“CNV”] had confirmed the proposed amendments to the By-Laws by means of a note issued on April 18, 2017 in the file No. 1353/2017 under the caption “Transportadora de Gas del Sur S.A. s/ Inscripción Reforma Estatuto Art. 4 y 30” (Registration of Amendment to Articles 4 and 30 of the By-Laws) (Shareholders’ Meeting 26/04/2017)” in the frame of the prior presentation filed by the Company with CNV within the statutory time periods. And that, as regards ENARGAS’s scope of authority, ENARGAS had issued Note ENRG GAL/GDyE/GT No. 03581 of April 25, 2017 –in the frame of File ENARGAS No. 31591, Actuación ENRG No. 10324/17- informing that there were no objections to be made as to the amendment of Article 4 of TGS’s By-Laws. Next, Mr. Mordeglia submitted to the Meeting the motion made by CIESA representative, which was approved by a majority of computable votes as follows: 716,851,058 affirmative votes, 122,585 negative votes and 2,837,584 abstentions. Next, the nineteenth item of business to come before the Meeting was announced: Consolidated Version of the By-Laws of TGS. The Secretary informed that this item of business had to be considered at a Shareholders’ Meeting held as an Extraordinary Meeting. CIESA representative took the floor and moved, in view of the amendments to the By-laws approved in the previous item of business, for the consolidation of the By-Laws of TGS in order to have a single consolidated document, to read as follows: TITLE I: CORPORATE NAME, LEGAL REGIME, DOMICILE AND TERM OF DURATION. ARTICLE 1: The company is incorporated under the name “TRANSPORTADORA DE GAS DEL SUR S.A.”, pursuant to, and governed by, the legal provisions prescribed by Law No. 19,550 and the Executive Decree of its incorporation.  ARTICLE 2: The company has its legal domicile in the CITY OF BUENOS AIRES. It may set up branches, agencies, delegations or representations within Argentina or abroad. ARTICLE 3: The term of duration of the company shall be of NINETY-NINE (99) years, calculated as from the date of registration of these By-Laws with the Public Registry of Commerce. The corporate term may be extended by resolution adopted by a Shareholders’ Extraordinary Meeting, or, reduced subject to prior authorization of the Natural Gas Regulatory Agency (Ente Nacional Regulador del Gas) or any successor thereof. TITLE II: CORPORATE PURPOSE. ARTICLE 4: The purpose of the company shall be: to render the public service of natural gas transportation, either for its own account or for the account of third parties o associated with third parties in Argentina. In furtherance of such purpose the company may engage in any and all supplementary and subsidiary activities related to its corporate purpose, including those involving the separation of liquids from natural gas, the generation and marketing of electric power, the rendering of facility maintenance services and technical assistance, and the rendering of other services for the hydrocarbon sector in general, and the conduct of further activities which are accessory or related to natural gas transportation, for such purpose, the company shall have full legal capacity to acquire rights and undertake obligations and to perform any and all actions not prohibited by the law or these By-Laws, including the performance of agencies and commissions. The company may also conduct any kind of financial transaction, in general, excluding those prescribed in the Law of Financial Institutions (Ley de Entidades Financieras) and may incorporate and hold interests in corporations making any necessary capital investment for such purpose. TITLE III: CAPITAL STOCK AND SHARES. ARTICLE 5: The capital stock and its evolution shall be recorded in the balance sheets of the company as it may result from the capital increases registered with the Public Registry of Commerce and shall be divided into common class A, B and C shares. The capital stock may be increased by decision of the shareholders’ meeting without any limitation and without the need to amend the by-laws. Shares shall be issued in book-entry form, of One (1) Peso nominal value each and carrying One (1) vote each. Class C shares shall be maintained under an Employee Stock Ownership Program (Programa de Propiedad Participada) as prescribed by Chapter III of Law No. 23,696. Class C shares, that have been fully paid up by their buyer, may be converted into class B shares at the request of their holders upon expiration of a three-year term as from the incorporation of the company. ARTICLE 6: The issue of common shares pertaining to future capital increases must abide by the following proportions: FIFTY ONE PER CENT (51%) of Class A shares and FORTY NINE PER CENT (49%) of the addition of Class B and C shares, these two classes of shares must keep the same ratio existing as of the date when the respective issue is decided. Class A, B and C shareholders shall be entitled to preemptive rights in the subscription for new shares to be issued by the Company, within their same Class and in proportion of their respective holdings, and they shall be entitled to additional preemptive rights pursuant to Article 194 et seq. of Law No. 19,550. Should any balance of unsubscribed shares remain, such shares may be offered to third parties. Whenever Class C shares are issued and called for subscription, they shall be paid in within the statutory maximum period. ARTICLE 7: Shares shall be uncertificated, issued in book-entry form in accounts carried in the name of their holders in the company and/or commercial banks and/or investment banks and/or authorized securities depositories (caja de valores), as the Board of Directors may decide. Global share certificates may be issued of paid-up shares in compliance with the requirements prescribed by laws in force; when global certificates are recorded in global depository regimes they shall be deemed final, negotiable and divisible. Once the Employee Stock Ownership Program has been established, the Board of Directors shall exchange and register the new shares in favor of the respective beneficiaries. ARTICLE 8: Shares are indivisible. In case of co-ownership, representation of such co-owned shares must be consolidated into one holder in order to exercise rights and comply with obligations. Any limitations and restrictions on the ownership and transfer of shares shall be recorded in the certificates of the depositary entity. ARTICLE 9: PREFERRED shares may be issued granting the economic preferences specified below, as determined by the Shareholders’ Meeting that resolved the issue of such shares: a) they shall be entitled to a fixed or variable dividend, with or without additional and cumulative participation for one or more fiscal years, a minimum and maximum dividend may be established; b) they may be fully or partially redeemable, and convertible or non-convertible into common shares; c) they may be entitled to preference in the devolution of the amount paid-in upon dissolution of the Company; d) they may participate in the capitalization of reserves or special funds and in similar proceedings whereby paid-in shares are delivered; e) they may be issued in the currency and under the adjustment clauses that the laws in force may allow; f) they shall not carry voting rights. Notwithstanding the foregoing, Preferred Shares shall carry one vote per share in the following cases: 1) if the Company is in arrears in payment of any amount payable under the preferred share; 2) whenever the shareholders’ meeting transacts any item of special business provided in the last part of Article 244 of Law No. 19,550. The holders of common shares shall be entitled to preemptive rights in the subscription of preferred shares, on a pro-rata basis of their respective holdings and without any class distinction. ARTICLE 10: In case of arrears in payment of shares when due, the Company shall be authorized to act in accordance with the provisions of Article 193 of Law 19,550. ARTICLE 11: Common Class A Shares may only be transferred prior approval of the Natural Gas Regulatory Agency (Ente Nacional Regulador del Gas) or any successor thereof. TITLE IV: DEBT SECURITIES AND PARTICIPATION BONDS. ARTICLE 12:  The Company may borrow funds either through public or private loans, by the issue of debentures or notes (obligations negociables) and any other kind of debt security to be placed within Argentina or abroad and in the currency to be established. Debentures may be issued with floating, special or common guarantee, denominated in domestic or foreign currency and whether convertible or not into stock pursuant to the terms of the issue program. ARTICLE 13: In the frame of the Employee Stock Ownership Program (Programa de Propiedad Participada) referred to under Article 5 hereof, the Company shall issue, in favor of its employees of all hierarchies under an employer-employee relationship, ESOP Participation Bonds pursuant to Article 230 of Law No. 19,550 (Consolidated Text Decree No. 841/84), so as to provide for the distribution among beneficiaries of a percentage of income of the fiscal year, after taxes, equivalent to ZERO POINT TWENTY FIVE PERCENT (0.25%). The participation under the bonds shall be paid out to the beneficiaries at the time when dividends are paid. The Company shall deliver the certificates of the ESOP Participation Bonds to their respective holders. Such ESOP Participation Bonds shall be personal and non-transferable and the title holding thereof shall terminate upon termination of the employment relationship, regardless of its cause, such circumstance not giving rise to any additional preemptive rights for the other bondholders. The Company shall issue a numbered certificate per each holder, specifying the number of bonds actually held. Such certificate shall be the necessary title to exercise any bondholder’s rights. Each and every payment under the Bond shall be recorded in such certificate. The terms of issues of the bonds may only be amended by a class Shareholders’ Meeting convened pursuant to Articles 237 and 250 of Corporations Law No. 19,550. Participations held by the bondholders shall be recorded as an expense and shall be enforceable in the same manner as dividends. In the case of any issue of shares under future capital increases where Class C shares have not been fully paid-up, up to 50% of the interest of each Class C shareholder may be allocated to pay-up any such outstanding balance. TITLE V: SHAREHOLDERS’ MEETINGS. ARTICLE 14: Ordinary and/or Extraordinary Shareholders Meetings shall be convened by the Board of Directors or the Statutory Supervisor (Síndico) in the cases provided by law, or whenever any one of them deem it necessary or upon request of shareholders of any Class holding no less than FIVE PER CENT (5%) of the capital stock. In the latter case the request shall specify the items of business to be transacted and the Board of Directors or the Statutory Supervisor (Síndico) shall convene the Shareholders’ Meeting to be held within a maximum FORTY (40) day term as from the date of receipt of the request. If the Board of Directors or the Statutory Supervisor (Síndico) would fail to do so, the shareholders’ meeting may be convened by the control agency or the court. Shareholders’ Meetings shall be convened by notices made in advance within a minimum TEN (10) day period and a maximum THIRTY (30) day period published during FIVE (5) days in the Official Bulletin and in ONE (1) leading newspaper of general circulation in ARGENTINA. The notice must specify the nature of the Shareholders’ Meeting and the date, time and place of the Meeting as well as the Agenda of Items of Business. Shareholders’ Meetings on second call shall be held within THIRTY (30) days following failure to obtain a quorum on first call and EIGHT (8) day minimum advance notices shall be published during THREE (3) days. First and second call notices cannot be made simultaneously. ARTICLE 15. Whenever the Shareholders’ Meeting must adopt resolutions affecting the rights of one Class of shares, the consent or ratification of such Class shall be required, to be given at a Class Meeting governed by the rules established in these by-laws for Ordinary Shareholders’ Meetings. ARTICLE 16: Ordinary Shareholders’ Meetings shall be validly held on first call with the attendance of shareholders representing a majority of voting shares, and on second call with the attendance of any number of voting shares present. Action shall be adopted in both cases by an absolute majority of voting shares present that may be casted on the respective decision. ARTICLE 17: Extraordinary Shareholders’ Meetings shall be validly held on first call with the attendance of shareholders representing SIXTY-ONE PERCENT (61%) of the voting shares and on second call with the attendance of whatever number of voting shares. Action in both cases shall be taken with the absolute majority of votes present that may be cast in the respective decision, except for the case provided under the last paragraph of Article 244 of Law No. 19,550 and Article 18 of these By-Laws. ARTICLE 18: For a minimum period of TWO (2) years calculated as from the date of transfer of the aggregate Class A shares to the awardee of this Company in the International Public Tender for the privatization of GAS DEL ESTADO SOCIEDAD DEL ESTADO or until the Federal State has transferred its aggregate Class B shares, whatever occurs first, any amendment to the by-laws of the Company and any capital increase must obtain the affirmative vote of the shares of such class held by the Federal State. Upon expiration of such two-year term or upon occurrence of such event, any amendment of Articles 2 and 3 (as regards term reduction), 4, 5, 6, 7, 11, 13, 18 and 32 shall require the prior authorization of the Natural Gas Regulatory Agency (Ente Nacional Regulador del Gas) or any successor thereof. ARTICLE 19: In order to attend any Shareholders’ Meeting, the shareholders must give to the Company THREE (3) business day prior notice to the date fixed for the Shareholders’ Meeting informing their will to attend so that such attendance is recorded in the Book of Attendance at Shareholders’ Meetings. Shareholders may be represented by proxy pursuant to Article 239 of Law No. 19,550. TITLE VI: MANAGEMENT AND DIRECTION. ARTICLE 20: The business of the Company shall be conducted and managed by a Board of Directors composed of a minimum of NINE (9) and a maximum of ELEVEN (11) Regular Directors, as the Shareholders’ Meeting shall decide, and an even number of Alternates, who shall replace the Regular Directors. Directors shall hold office for a term from ONE (1) to THREE (3) fiscal years, as the Shareholders’ Meeting shall decide. Directors may be re-elected. ARTICLE 21: Directors and their alternates whose term of office has expired shall remain in office until their replacements are designated. ARTICLE 22: In their first meeting after the Shareholders’ Meeting that designates the Board of Directors, the Board of Directors shall appoint amongst their members one (1) President and one (1) Vice-President. ARTICLE 23: If the number of vacancies in the Board of Directors would prevent the holding of a valid meeting, even after all Alternates have been incorporated, the Statutory Supervisory Commission (Comisión Fiscalizadora) shall designate the substitutes who shall hold office until the election of the new directors by an Ordinary Shareholders’ Meeting to be convened to such effect within TEN (10) days after the substitutes have been designated by the Statutory Supervisory Commission. ARTICLE 24: In order to guarantee faithful performance of office, the directors and managers appointed pursuant to Article 270 of the Corporations Act (Ley de Sociedades Comerciales) shall post a guarantee not lower than TEN THOUSAND PESOS (AR$ 10,000) or any larger amount that the General Shareholders’ Meeting may determine, at all times, abiding by the statutory minimum amount prescribed by the regulations in force at any moment, either in Argentine legal tender or its equivalent in foreign currency, or public bonds deposited with financial institutions or Caja de Valores S.A., at the order of the Company; or by way of sureties, bank guarantees, insurance or civil liability bonds in favor of the Company, the cost thereof shall be borne by each director and manager. The guarantee shall provide for a period of THREE (3) years calculated from the date of termination of office of the director and/or manager during which such guarantee cannot be disposed of. At no event may the guarantee be posted by direct deposit of cash with the Company’s corporate account. ARTICLE 25: The Board of Directors shall meet, at least, ONCE (1) quarterly. The President or whoever replaces him pursuant to the by-laws may convene a meeting whenever he may deem it appropriate or whenever requested by any Director in office or the Statutory Supervisory Commission. Notice of the meeting shall be given within FIVE (5) days of receipt of the request thereof; upon failure to do so, the meeting may be convened by any of the Directors. Board of Directors’ meetings shall be convened by written notice given at the domicile reported by the Director, specifying date, time and place of meeting, at least THREE (3) days prior to the date of the meeting, and including the agenda of the meeting. Items of business not included in the notice may be transacted if all the directors attend the meeting and the action is taken by a unanimous vote of the Regular Directors. ARTICLE 26: An absolute majority of Directors shall constitute a quorum to hold valid meetings, and actions shall be validly taken by a majority of votes present. In the case of a tie-end, the President or whoever replaces him shall have a casting vote. ARTICLE 27: The Board of Directors may hold meetings either by members in physical attendance thereat or by communication among themselves through other means of simultaneous transmission of sound, images and words, the relevant minutes of the meeting shall record the capacity of the member in attendance, specifying who attend physically and who by other means of communication, as well as the place where they are located, the technical means used for such purpose and all the transmission data. Members communicated by any of the referred means shall have a right to speak and vote at the meeting, and shall also be computed for quorum purposes. The members of the Statutory Supervisory Commission (Comisión Fiscalizadora) in attendance at the meeting held by communication means shall leave record specifying whether the decisions were properly adopted. The minutes shall be prepared within FIVE (5) business days as from the date the meeting was held by the members in attendance and the representative of the Audit body. ARTICLE 28: The Vice-President shall replace the President in case of resignation, death, incapacity, inability, removal or temporary or permanent absence of the President, a new President shall be elected within TEN (10) days following the occurrence of the vacancy. ARTICLE 29: The attendance of the Vice-President to any administrative, judicial or corporate action that requires the attendance of the President shall bind the company, the delegation must be evidenced by resolution of the Board of Directors. ARTICLE 30: The Board of Directors is vested with the broadest powers and authority for the direction, organization and management of the company, with no other restrictions than those resulting from the Law and these By-Laws. The Board of Directors may create an Executive Committee composed of four (4) members: the Directors who have been designated as President and Vice-President of the Company, and any other two (2) Directors elected by simple majority, to hold office for one (1) year. Such Committee shall hold valid meetings with a quorum of the majority of its members, the attendance of the President and Vice-President of the Company shall be necessary for such purpose. Action shall be adopted by the unanimous vote of its members and the Executive Committee shall have the authority vested thereupon by the Board of Directors. In case of absence of the Directors designated as President and Vice-President of the Company, they may be replaced by the respective Alternate Directors designated to such end by the Shareholders’ Meeting. ARTICLE 31: The Company shall have an Audit Committee (Comité de Auditoria) composed of THREE (3) or more members of the Board of Directors elected by a majority vote.  The majority of the members of the Audit Committee must necessarily be independent in accordance with the criteria specified by the CNV. The Audit Committee shall be subject to the regulations of these By-Laws and all the provisions applicable to the Board of Directors. The Audit Committee shall have the following duties and authority:

a) Issue its opinion as to the Board of Director’s proposal for the designation of external auditors to be retained by the Company and oversee their independence; b) Oversee the operation of the internal control systems and the accounting-administrative system as well as the reliability thereof and of all the financial information and other significant events to be submitted to the CNV and the markets in compliance with the applicable reporting system; c) Oversee the application of the reporting policies as regards risk management of the Company; d) Provide full information to the market regarding operations involving a conflict of interests with the members of the company bodies or controlling shareholders; e) Issue its opinion as to the reasonableness of the proposals of fees and stock options formulated by the Board of Directors for the directors and managers of the Company; f) Issue its opinion as to the compliance with legal requirements and on the reasonableness of the terms of issue of stock and securities convertible into stock, in the case of a capital increase that involves a limitation or exclusion of preemptive rights; g) Oversee compliance with the rules of conduct, specifically those contained in the Corporations’ Code of Conduct; and h) Issue a grounded opinion as regards transactions with affiliates in cases established by law. Issue a grounded opinion and inform it to the markets in the manner prescribed by the CNV whenever a conflict of interests exists or may exist. Annually prepare an action plan for the fiscal year and inform it to the Board of Directors and the Statutory Supervisory Commission (Comisión Fiscalizadora). The Audit Committee (Comité de Auditoría) shall have access to any and all information and documentation it may deem necessary for the performance of its duties. In addition to the Articles of these By-Laws, the Internal Rules of the Audit Committee and the regulations in force on the matter shall be applicable. ARTICLE 32: The remunerations of the members of the Board of Directors shall be fixed by the Shareholders’ Meeting, in compliance with Article 261 of Law No. 19.550. ARTICLE 33: The President, the Vice-President and the Directors shall be personally and jointly and severally liable for the improper performance of their duties. Those who did not participate in the deliberation or resolution and those who having participated in the deliberation or resolution, o having been aware thereof, recorded and informed in writing their disagreement to the Statutory Supervisory Commission, shall be exempt from liability. TITLE VII: STATUTORY AUDIT [FISCALIZACIÓN]. ARTICLE 34: The supervision of the Company shall be exercised by a Statutory Supervisory Commission (Comisión Fiscalizadora) composed of THREE (3) Statutory Supervisors (Síndicos) who shall hold office for ONE (1) fiscal year. Three (3) Alternate Statutory Supervisors shall be designated to replace the regular Statutory Supervisors in the cases provided by Article 291 of Law No. 19.550. The Statutory Supervisors and their Alternates, whose term of office has expired shall remain in office until their replacements have been appointed. Two Statutory Supervisors and their respective alternates shall be designated by the holders of common Class A shares and the remaining Statutory Supervisor and his/her alternate shall be designated by the rest of the holders of common shares. ARTICLE 35: The remunerations of the members of the Statutory Supervisory Commission shall be fixed by the Shareholders’ Meeting in compliance with Article 261 of Law No. 19.550. ARTICLE 36: The Statutory Supervisory Commission shall hold at least ONE (1) monthly meeting; meetings may be also held at the request of any of its members within FIVE (5) days as from the request thereof made to the President of the Statutory Supervisory Commission or of the Board of Directors, as the case may be. Notice of all meetings shall be given by written notice served at the domicile that each Statutory Supervisor (Síndico) specified at the time of taking office. Meetings and resolutions of the Statutory Audit Meeting shall be recorded in a Book of Minutes, which shall be signed by the Statutory Supervisors in attendance at the meeting. The Statutory Supervisory Commission shall hold valid meetings with the attendance of THREE (3) members and shall take valid actions by a majority vote, notwithstanding the rights conferred by Law to any dissenting Statutory Supervisor. Meetings shall be presided over by one of the Statutory Supervisors chosen by a majority vote at the first meeting held each year. At such time, an alternate shall also be chosen to fill in any vacancy in case of absence. Such President shall represent the Statutory Supervisory Commission before the Board of Directors. TITLE VIII: BALANCE SHEETS AND ACCOUNTS. ARTICLE 37: The fiscal year shall close on December 31, each year. As of such date, the Inventory, Balance Sheet, Statement of Income, Statement of Retained Earnings, Annexes and Table I and the Board of Directors’ Annual Report shall be prepared in accordance with applicable statutory rules, by-law provisions and technical regulations. ARTICLE 38: Liquid and realized profits shall be allocated in the following manner: a) At least FIVE PER CENT up to TWENTY PER CENT (20%) of the subscribed capital shall be set aside as statutory reserve; b) to pay the remuneration of the members of the Board of Directors and Statutory Supervisory Commission (Comisión Fiscalizadora); c) the relevant amount to pay any cumulative dividend in arrears payable to preferred shares; d) the amount to pay the fixed dividend of preferred shares; e) payment of any participation payable to ESOP Bonds; f) to set aside or to increase any voluntary or contingency reserves that a Shareholders’ Meeting may resolve; g) the outstanding balance shall be allocated to the payment of dividends on common stock, without any Class distinction. ARTICLE 39: Dividends shall be paid to the shareholders in proportion of their respective paid-in amounts within thirty (30) days from the approval of such dividends by the respective shareholders’ meeting. ARTICLE 40: Dividends in cash approved by the Shareholders’ Meeting which remain unclaimed for three (3) years calculated as from the date established for payment thereof shall be forfeited to the Company. In this case, they shall be allocated to a special reserve to be used as the shareholders’ meeting may decide. ARTICLE 41: The right to collect shares pertaining to dividends payable in shares and to the capitalization of reserves and balance of reassessments shall be forfeited to the Company within the same time period of limitation stipulated in the above clause. In this case, the shares shall be put up for sale and the rest of the shareholders shall be entitled to preemptive rights on such shares in proportion of their holdings and in relation to the class of shares they hold. Shareholders shall also be entitled to additional preemptive rights, whenever the rest of the shareholders fail to exercise their preemptive rights. The Board of Directors shall establish the time periods and terms and conditions for the exercise of this right, duly publicizing such procedure. The proceeds from the sale shall be allocated to the special reserve mentioned in the above Article. The rights carried by non-collected shares shall remain suspended until the Company has recorded their sale. ARTICLE 42: The last paragraph of the above Article is also applicable to those cases when the Company resolves to exchange any outstanding securities, for those holders who fail to claim the new shares. TITLE IX: LIQUIDATION OF THE COMPANY. ARTICLE 43: The liquidation of the Company, regardless of the grounds thereof, shall be governed by Chapter I, Section XIII, Articles 101 to 112 of Law No. 19,550. ARTICLE 44: The winding-up of the Company shall be vested upon the Board of Directors or the liquidators designated by the Shareholders’ Meeting, under the surveillance of the Statutory Supervisory Commission (Comisión Fiscalizadora). ARTICLE 45: The proceeds of the liquidation, after payment of all of the debts and obligations, including the liquidation expenses, shall be distributed amongst all shareholders, without any distinction on terms of classes or categories, a pro rata of their holdings, as follows: a) payment of the amounts respectively paid-in on preferred shares with preference, b) payment of the amounts paid-in on common shares and the rest of the preferred shares; c) payment of fixed cumulative dividends of preferred shares outstanding to date; d) the outstanding balance shall be distributed among the shareholders a pro rata of their holdings [...] Signatures follow.” I certify that the foregoing is a TRUE COPY of its original. 2) Registry of attendance at the General Ordinary and Extraordinary Shareholders’ Meetings dated April 26, 2017, recorded on page 35 of the Book of Deposit of Stock and Registry of Attendance at General Shareholders’ Meetings No. 2, recorded under No. 18840-03, dated March 14, 2003 which reads as follows: "GENERAL ORDINARY AND EXTRAORDINARY SHAREHOLDERS MEETING dated April 26, 2017, Order No. DATE Year 2017, Day, Month, SHAREHOLDER: First and Last Name, ID No., PROXY: First and Last Name, ID No., NUMBER OF SHARES OR CERTIFICATES, SHARE CERTIFICATE NO., CAPITAL AR$, Number of Votes, SIGNATURES, 1, 20, 04, CIA. DE INVERSIONES DE ENERGÍA S.A., Don Bosco 3672 P.5, CITY OF BUENOS AIRES, N°12, 484 L°112 T°A de S.A. dated December 21, 1992, Jorge Leonardo Madcur/Victoria Hitce, ID No. (DNI) 21.357.549/ ID (DNI) 25.665.595, Maipú 1 piso 22 CITY OF BUENOS AIRES, Class “A”, 405.192.594, Share Certificates Nos. 000158, 405.192.594, 405.192.594, Two illegible signatures follows, 2,20,04, THE BANK OF NEW YORK MELLON ADRS, BARCLAY STREET 101, New York, USA, María Verónica Etiennot, ID No. (DNI) 23.473.078, Bme. Mitre 480 3°, CITY OF BUENOS AIRES, Class “B”, 131.000.000, Share Certificate No. 000159, 131.000.000, 131.000.000, An illegible signature follows, 3, 20, 04, LOLLA GUILLERMO A AND/OR LOLLA SUSANA B. TAGES DE, Sarmiento 412, piso 3, CITY OF BUENOS AIRES, Absent, Class “B”, 10, Share Certificate No. 70513, 10, 10, Absent; 4, 20, 04, FERNANDEZ JORGE OSCAR AND/OR MARIN DE FERNANDEZ LUISA SARA, GELLY Y OBES 2279 P.8° B, CITY OF BUENOS AIRES, ABSENT, Class “B”, 50.000,

Share Certificate No. 70446, 50.000, 50.000, ABSENT, 5, 20, 04. DBSA SD GALILEO ACCIONES FCI, Tucumán 1, Piso 13, CITY OF BUENOS AIRES, Absent, Class “B” 829,896, Share Certificate No. 70,503, 829,896, Absent; 6, 20, 04, LILO RAFAEL AND/OR LILO ALEJANDRO AND/OR LILO PATRICIA C. AND/OR LILO ALICIA B, B. de Irigoyen 760, piso 9 B, CITY OF BUENOS AIRES, Rafael Lilo, ID (DNI) 11.455.286, B. de Irigoyen 760, piso 9, CITY OF BUENOS AIRES, Class “B 1, Share Certificate No. 70482, 1. 1. An illegible signature follows; 7, 20, 04, ANSES FGS LAW 26425, Tucumán 500, Piso 2, CITY OF BUENOS AIRES. M. Catalina Benedetti, ID (DNI) 30.520.299, Tucumán 500, piso 2, CITY OF BUENOS AIRES, Class “B”, 183,618,632, Share Certificate No. 70427, 183,618,632. 183,618,632. An illegible signature follows. 720,691,133; 720,691,133; 720,691,133. This register is closed on April 20, 2017 at 6:00 pm with an aggregate of seven (7) registered shareholders, with an aggregate of 720,691,133 shares, representing 90.711% of the shares and votes and with AR$720,691,133 capital and carrying 720,691,133 votes. An illegible signature follows. This registry is closed on April 26, 2017 at 10:15 am, with an aggregate of four (4) shareholders in attendance, with an aggregate of 719,811,227 shares, representing 90.60 % of the shares and votes, and AR$719,811,227 capital and carrying 719,811,227 votes.- An illegible signature follows.-." I certify that the foregoing is a TRUE COPY of its original. And Mr. Luis Alberto FALLO STATES: 1) That in compliance with the directions given by its principal, this notarial instrument has AMENDED Articles 4 and 30 of the By-Laws which henceforth shall read as follow: “Article 4: The purpose of the company shall be: to render the public service of natural gas transportation, either for its own account or for the account of third parties o associated with third parties in Argentina. In furtherance of such purpose the company may engage in any and all supplementary and subsidiary activities related to its corporate purpose, including those involving the separation of liquids from natural gas, the generation and marketing of electric power, the rendering of facility maintenance services and technical assistance, and the rendering of other services for the hydrocarbon sector in general, and the conduct of further activities which are accessory or related to natural gas transportation, for such purpose, the company shall have full legal capacity to acquire rights and undertake obligations and to perform any and all actions not prohibited by the law or these By-Laws, including the performance of agencies and commissions. The company may also conduct any kind of financial transaction, in general, excluding those prescribed in the Law of Financial Institutions (Ley de Entidades Financieras) and may incorporate and hold interests in corporations making any necessary capital investment for such purpose”. “Article 30: The Board of Directors is vested with the broadest powers and authority for the direction, organization and management of the company, with no other restrictions than those resulting from the Law and these By-Laws. The Board of Directors may create an Executive Committee composed of four (4) members: the Directors who have been designated as President and Vice-President of the Company, and any other two (2) Directors elected by simple majority, to hold office for one (1) year. Such Committee shall hold valid meetings with a quorum of the majority of its members, the attendance of the President and Vice-President of the Company shall be necessary for such purpose. Action shall be adopted by the unanimous vote of its members and the Executive Committee shall have the authority vested thereupon by the Board of Directors. In case of absence of the Directors designated as President and Vice-President of the Company, they may be replaced by the respective Alternate Directors designated to such end by the Shareholders’ Meeting”. 2) That in order to CONSOLIDATE THE BY-LAWS in force of the company Mr. Fallo represents and in line with the resolutions adopted by the aforementioned Shareholders’ Meeting, he requests me, in my capacity as acting Notary Public, to transcribe the full text thereof, including the referred amendments, which reads as follows: TITLE I: CORPORATE NAME, LEGAL REGIME, DOMICILE AND TERM OF DURATION. ARTICLE 1: The company is incorporated under the name “TRANSPORTADORA DE GAS DEL SUR S.A.”, pursuant to, and governed by, the legal provisions prescribed by Law No. 19,550 and the Executive Decree of its incorporation.  ARTICLE 2: The company has its legal domicile in the CITY OF BUENOS AIRES. It may set up branches, agencies, delegations or representations within Argentina or abroad. ARTICLE 3: The term of duration of the company shall be of NINETY-NINE (99) years, calculated as from the date of registration of these By-Laws with the Public Registry of Commerce. The corporate term may be extended by resolution adopted by a Shareholders’ Extraordinary Meeting, or, reduced subject to prior authorization of the Natural Gas Regulatory Agency (Ente Nacional Regulador del Gas) or any successor thereof. TITLE II: CORPORATE PURPOSE. ARTICLE 4: The purpose of the company shall be: to render the public service of natural gas transportation, either for its own account or for the account of third parties o associated with third parties in Argentina. In furtherance of such purpose the company may engage in any and all supplementary and subsidiary activities related to its corporate purpose, including those involving the separation of liquids from natural gas, the generation and marketing of electric power, the rendering of facility maintenance services and technical assistance, and the rendering of other services for the hydrocarbon sector in general, and the conduct of further activities which are accessory or related to natural gas transportation, for such purpose, the company shall have full legal capacity to acquire rights and undertake obligations and to perform any and all actions not prohibited by the law or these By-Laws, including the performance of agencies and commissions. The company may also conduct any kind of financial transaction, in general, excluding those prescribed in the Law of Financial Institutions (Ley de Entidades Financieras) and may incorporate and hold interests in corporations making any necessary capital investment for such purpose. TITLE III: CAPITAL STOCK AND SHARES. ARTICLE 5: The capital stock and its evolution shall be recorded in the balance sheets of the company as it may result from the capital increases registered with the Public Registry of Commerce and shall be divided into common class A, B and C shares. The capital stock may be increased by decision of the shareholders’ meeting without any limitation and without the need to amend the by-laws. Shares shall be issued in book-entry form, of One (1) Peso nominal value each and carrying One (1) vote each. Class C shares shall be maintained under an Employee Stock Ownership Program (Programa de Propiedad Participada) as prescribed by Chapter III of Law No. 23,696. Class C shares, that have been fully paid up by their buyer, may be converted into class B shares at the request of their holders upon expiration of a three-year term as from the incorporation of the company. ARTICLE 6: The issue of common shares pertaining to future capital increases must abide by the following proportions: FIFTY ONE PER CENT (51%) of Class A shares and FORTY NINE PER CENT (49%) of the addition of Class B and C shares, these two classes of shares must keep the same ratio existing as of the date when the respective issue is decided. Class A, B and C shareholders shall be entitled to preemptive rights in the subscription for new shares to be issued by the Company, within their same Class and in proportion of their respective holdings, and they shall be entitled to additional preemptive rights pursuant to Article 194 et seq. of Law No. 19,550. Should any balance of unsubscribed shares remain, such shares may be offered to third parties. Whenever Class C shares are issued and called for subscription, they shall be paid in within the statutory maximum period. ARTICLE 7: Shares shall be uncertificated, issued in book-entry form in accounts carried in the name of their holders in the company and/or commercial banks and/or investment banks and/or authorized securities depositories (caja de valores), as the Board of Directors may decide. Global share certificates may be issued of paid-up shares in compliance with the requirements prescribed by laws in force; when global certificates are recorded in global depository regimes they shall be deemed final, negotiable and divisible. Once the Employee Stock Ownership Program has been established, the Board of Directors shall exchange and register the new shares in favor of the respective beneficiaries. ARTICLE 8: Shares are indivisible. In case of co-ownership, representation of such co-owned shares must be consolidated into one holder in order to exercise rights and comply with obligations. Any limitations and restrictions on the ownership and transfer of shares shall be recorded in the certificates of the depositary entity. ARTICLE 9: PREFERRED shares may be issued granting the economic preferences specified below, as determined by the Shareholders’ Meeting that resolved the issue of such shares: a) they shall be entitled to a fixed or variable dividend, with or without additional and cumulative participation for one or more fiscal years, a minimum and maximum dividend may be established; b) they may be fully or partially redeemable, and convertible or non-convertible into common shares; c) they may be entitled to preference in the devolution of the amount paid-in upon dissolution of the Company; d) they may participate in the capitalization of reserves or special funds and in similar proceedings whereby paid-in shares are delivered; e) they may be issued in the currency and under the adjustment clauses that the laws in force may allow; f) they shall not carry voting rights. Notwithstanding the foregoing, Preferred Shares shall carry one vote per share in the following cases: 1) if the Company is in arrears in payment of any amount payable under the preferred share; 2) whenever the shareholders’ meeting transacts any item of special business provided in the last part of Article 244 of Law No. 19,550. The holders of common shares shall be entitled to preemptive rights in the subscription of preferred shares, on a pro-rata basis of their respective holdings and without any class distinction. ARTICLE 10: In case of arrears in payment of shares when due, the Company shall be authorized to act in accordance with the provisions of Article 193 of Law 19,550. ARTICLE 11: Common Class A Shares may only be transferred prior approval of the Natural Gas Regulatory Agency (Ente Nacional Regulador del Gas) or any successor thereof. TITLE IV: DEBT SECURITIES AND PARTICIPATION BONDS. ARTICLE 12:  The Company may borrow funds either through public or private loans, by the issue of debentures or notes (obligations negociables) and any other kind of debt security to be placed within Argentina or abroad and in the currency to be established. Debentures may be issued with floating, special or common guarantee, denominated in domestic or foreign currency and whether convertible or not into stock pursuant to the terms of the issue program. ARTICLE 13: In the frame of the Employee Stock Ownership Program (Programa de Propiedad Participada) referred to under Article 5 hereof, the Company shall issue, in favor of its employees of all hierarchies under an employer-employee relationship, ESOP Participation Bonds pursuant to Article 230 of Law No. 19,550 (Consolidated Text Decree No. 841/84), so as to provide for the distribution among beneficiaries of a percentage of income of the fiscal year, after taxes, equivalent to ZERO POINT TWENTY FIVE PERCENT (0.25%). The participation under the bonds shall be paid out to the beneficiaries at the time when dividends are paid. The Company shall deliver the certificates of the ESOP Participation Bonds to their respective holders. Such ESOP Participation Bonds shall be personal and non-transferable and the title holding thereof shall terminate upon termination of the employment relationship, regardless of its cause, such circumstance not giving rise to any additional preemptive rights for the other bondholders. The Company shall issue a numbered certificate per each holder, specifying the number of bonds actually held. Such certificate shall be the necessary title to exercise any bondholder’s rights. Each and every payment under the Bond shall be recorded in such certificate. The terms of issues of the bonds may only be amended by a class Shareholders’ Meeting convened pursuant to Articles 237 and 250 of Corporations Law No. 19,550. Participations held by the bondholders shall be recorded as an expense and shall be enforceable in the same manner as dividends. In the case of any issue of shares under future capital increases where Class C shares have not been fully paid-up, up to 50% of the interest of each Class C shareholder may be allocated to pay-up any such outstanding balance. TITLE V: SHAREHOLDERS’ MEETINGS. ARTICLE 14: Ordinary and/or Extraordinary Shareholders Meetings shall be convened by the Board of Directors or the Statutory Supervisor (Síndico) in the cases provided by law, or whenever any one of them deem it necessary or upon request of shareholders of any Class holding no less than FIVE PER CENT (5%) of the capital stock. In the latter case the request shall specify the items of business to be transacted and the Board of Directors or the Statutory Supervisor (Síndico) shall convene the Shareholders’ Meeting to be held within a maximum FORTY (40) day term as from the date of receipt of the request. If the Board of Directors or the Statutory Supervisor (Síndico) would fail to do so, the shareholders’ meeting may be convened by the control agency or the court. Shareholders’ Meetings shall be convened by notices made in advance within a minimum TEN (10) day period and a maximum THIRTY (30) day period published during FIVE (5) days in the Official Bulletin and in ONE (1) leading newspaper of general circulation in ARGENTINA. The notice must specify the nature of the Shareholders’ Meeting and the date, time and place of the Meeting as well as the Agenda of Items of Business. Shareholders’ Meetings on second call shall be held within THIRTY (30) days following failure to obtain a quorum on first call and EIGHT (8) day minimum advance notices shall be published during THREE (3) days. First and second call notices cannot be made simultaneously. ARTICLE 15. Whenever the Shareholders’ Meeting must adopt resolutions affecting the rights of one Class of shares, the consent or ratification of such Class shall be required, to be given at a Class Meeting governed by the rules established in these by-laws for Ordinary Shareholders’ Meetings. ARTICLE 16: Ordinary Shareholders’ Meetings shall be validly held on first call with the attendance of shareholders representing a majority of voting shares, and on second call with the attendance of any number of voting shares present. Action shall be adopted in both cases by an absolute majority of voting shares present that may be casted on the respective decision. ARTICLE 17: Extraordinary Shareholders’ Meetings shall be validly held on first call with the attendance of shareholders representing SIXTY-ONE PERCENT (61%) of the voting shares and on second call with the attendance of whatever number of voting shares. Action in both cases shall be taken with the absolute majority of votes present that may be cast in the respective decision, except for the case provided under the last paragraph of Article 244 of Law No. 19,550 and Article 18 of these By-Laws. ARTICLE 18: For a minimum period of TWO (2) years calculated as from the date of transfer of the aggregate Class A shares to the awardee of this Company in the International Public Tender for the privatization of GAS DEL ESTADO SOCIEDAD DEL ESTADO or until the Federal State has transferred its aggregate Class B shares, whatever occurs first, any amendment to the by-laws of the Company and any capital increase must obtain the affirmative vote of the shares of such class held by the Federal State. Upon expiration of such two-year term or upon occurrence of such event, any amendment of Articles 2 and 3 (as regards term reduction), 4, 5, 6, 7, 11, 13, 18 and 32 shall require the prior authorization of the Natural Gas Regulatory Agency (Ente Nacional Regulador del Gas) or any successor thereof. ARTICLE 19: In order to attend any Shareholders’ Meeting, the shareholders must give to the Company THREE (3) business day prior notice to the date fixed for the Shareholders’ Meeting informing their will to attend so that such attendance is recorded in the Book of Attendance at Shareholders’ Meetings. Shareholders may be represented by proxy pursuant to Article 239 of Law No. 19,550. TITLE VI: MANAGEMENT AND DIRECTION. ARTICLE 20: The business of the Company shall be conducted and managed by a Board of Directors composed of a minimum of NINE (9) and a maximum of ELEVEN (11) Regular Directors, as the Shareholders’ Meeting shall decide, and an even number of Alternates, who shall replace the Regular Directors. Directors shall hold office for a term from ONE (1) to THREE (3) fiscal years, as the Shareholders’ Meeting shall decide. Directors may be re-elected. ARTICLE 21: Directors and their alternates whose term of office has expired shall remain in office until their replacements are designated. ARTICLE 22: In their first meeting after the Shareholders’ Meeting that designates the Board of Directors, the Board of Directors shall appoint amongst their members one (1) President and one (1) Vice-President. ARTICLE 23: If the number of vacancies in the Board of Directors would prevent the holding of a valid meeting, even after all Alternates have been incorporated, the Statutory Supervisory Commission (Comisión Fiscalizadora) shall designate the substitutes who shall hold office until the election of the new directors by an Ordinary Shareholders’ Meeting to be convened to such effect within TEN (10) days after the substitutes have been designated by the Statutory Supervisory Commission. ARTICLE 24: In order to guarantee faithful performance of office, the directors and managers appointed pursuant to Article 270 of the Corporations Act (Ley de Sociedades Comerciales) shall post a guarantee not lower than TEN THOUSAND PESOS (AR$ 10,000) or any larger amount that the General Shareholders’ Meeting may determine, at all times, abiding by the statutory minimum amount prescribed by the regulations in force at any moment, either in Argentine legal tender or its equivalent in foreign currency, or public bonds deposited with financial institutions or Caja de Valores S.A., at the order of the Company; or by way of sureties, bank guarantees, insurance or civil liability bonds in favor of the Company, the cost thereof shall be borne by each director and manager. The guarantee shall provide for a period of THREE (3) years calculated from the date of termination of office of the director and/or manager during which such guarantee cannot be disposed of. At no event may the guarantee be posted by direct deposit of cash with the Company’s corporate account. ARTICLE 25: The Board of Directors shall meet, at least, ONCE (1) quarterly. The President or whoever replaces him pursuant to the by-laws may convene a meeting whenever he may deem it appropriate or whenever requested by any Director in office or the Statutory Supervisory Commission. Notice of the meeting shall be given within FIVE (5) days of receipt of the request thereof; upon failure to do so, the meeting may be convened by any of the Directors. Board of Directors’ meetings shall be convened by written notice given at the domicile reported by the Director, specifying date, time and place of meeting, at least THREE (3) days prior to the date of the meeting, and including the agenda of the meeting. Items of business not included in the notice may be transacted if all the directors attend the meeting and the action is taken by a unanimous vote of the Regular Directors. ARTICLE 26: An absolute majority of Directors shall constitute a quorum to hold valid meetings, and actions shall be validly taken by a majority of votes present. In the case of a tie-end, the President or whoever replaces him shall have a casting vote. ARTICLE 27: The Board of Directors may hold meetings either by members in physical attendance thereat or by communication among themselves through other means of simultaneous transmission of sound, images and words, the relevant minutes of the meeting shall record the capacity of the member in attendance, specifying who attend physically and who by other means of communication, as well as the place where they are located, the technical means used for such purpose and all the transmission data. Members communicated by any of the referred means shall have a right to speak and vote at the meeting, and shall also be computed for quorum purposes. The members of the Statutory Supervisory Commission (Comisión Fiscalizadora) in attendance at the meeting held by communication means shall leave record specifying whether the decisions were properly adopted. The minutes shall be prepared within FIVE (5) business days as from the date the meeting was held by the members in attendance and the representative of the Audit body. ARTICLE 28: The Vice-President shall replace the President in case of resignation, death, incapacity, inability, removal or temporary or permanent absence of the President, a new President shall be elected within TEN (10) days following the occurrence of the vacancy. ARTICLE 29: The attendance of the Vice-President to any administrative, judicial or corporate action that requires the attendance of the President shall bind the company, the delegation must be evidenced by resolution of the Board of Directors. ARTICLE 30: The Board of Directors is vested with the broadest powers and authority for the direction, organization and management of the company, with no other restrictions than those resulting from the Law and these By-Laws. The Board of Directors may create an Executive Committee composed of four (4) members: the Directors who have been designated as President and Vice-President of the Company, and any other two (2) Directors elected by simple majority, to hold office for one (1) year. Such Committee shall hold valid meetings with a quorum of the majority of its members, the attendance of the President and Vice-President of the Company shall be necessary for such purpose. Action shall be adopted by the unanimous vote of its members and the Executive Committee shall have the authority vested thereupon by the Board of Directors. In case of absence of the Directors designated as President and Vice-President of the Company, they may be replaced by the respective Alternate Directors designated to such end by the Shareholders’ Meeting. ARTICLE 31: The Company shall have an Audit Committee (Comité de Auditoria) composed of THREE (3) or more members of the Board of Directors elected by a majority vote.  The majority of the members of the Audit Committee must necessarily be independent in accordance with the criteria specified by the CNV. The Audit Committee shall be subject to the regulations of these By-Laws and all the provisions applicable to the Board of Directors. The Audit Committee shall have the following duties and authority: a) Issue its opinion as to the Board of Director’s proposal for the designation of external auditors to be retained by the Company and oversee their independence; b) Oversee the operation of the internal control systems and the accounting-administrative system as well as the reliability thereof and of all the financial information and other significant events to be submitted to the CNV and the markets in compliance with the applicable reporting system; c) Oversee the application of the reporting policies as regards risk management of the Company; d) Provide full information to the market regarding operations involving a conflict of interests with the members of the company bodies or controlling shareholders; e) Issue its opinion as to the reasonableness of the proposals of fees and stock options formulated by the Board of Directors for the directors and managers of the Company; f) Issue its opinion as to the compliance with legal requirements and on the reasonableness of the terms of issue of stock and securities convertible into stock, in the case of a capital increase that involves a limitation or exclusion of preemptive rights; g) Oversee compliance with the rules of conduct, specifically those contained in the Corporations’ Code of Conduct; and h) Issue a grounded opinion as regards transactions with affiliates in cases established by law. Issue a grounded opinion and inform it to the markets in the manner prescribed by the CNV whenever a conflict of interests exists or may exist. Annually prepare an action plan for the fiscal year and inform it to the Board of Directors and the Statutory Supervisory Commission (Comisión Fiscalizadora). The Audit Committee (Comité de Auditoría) shall have access to any and all information and documentation it may deem necessary for the performance of its duties. In addition to the Articles of these By-Laws, the Internal Rules of the Audit Committee and the regulations in force on the matter shall be applicable. ARTICLE 32: The remunerations of the members of the Board of Directors shall be fixed by the Shareholders’ Meeting, in compliance with Article 261 of Law No. 19.550. ARTICLE 33: The President, the Vice-President and the Directors shall be personally and jointly and severally liable for the improper performance of their duties. Those who did not participate in the deliberation or resolution and those who having participated in the deliberation or resolution, o having been aware thereof, recorded and informed in writing their disagreement to the Statutory Supervisory Commission, shall be exempt from liability. TITLE VII: STATUTORY AUDIT [FISCALIZACIÓN]. ARTICLE 34: The supervision of the Company shall be exercised by a Statutory Supervisory Commission (Comisión Fiscalizadora) composed of THREE (3) Statutory Supervisors (Síndicos) who shall hold office for ONE (1) fiscal year. Three (3) Alternate Statutory Supervisors shall be designated to replace the regular Statutory Supervisors in the cases provided by Article 291 of Law No. 19.550. The Statutory Supervisors and their Alternates, whose term of office has expired shall remain in office until their replacements have been appointed. Two Statutory Supervisors and their respective alternates shall be designated by the holders of common Class A shares and the remaining Statutory Supervisor and his/her alternate shall be designated by the rest of the holders of common shares. ARTICLE 35: The remunerations of the members of the Statutory Supervisory Commission shall be fixed by the Shareholders’ Meeting in compliance with Article 261 of Law No. 19.550. ARTICLE 36: The Statutory Supervisory Commission shall hold at least ONE (1) monthly meeting; meetings may be also held at the request of any of its members within FIVE (5) days as from the request thereof made to the President of the Statutory Supervisory Commission or of the Board of Directors, as the case may be. Notice of all meetings shall be given by written notice served at the domicile that each Statutory Supervisor (Síndico) specified at the time of taking office. Meetings and resolutions of the Statutory Audit Meeting shall be recorded in a Book of Minutes, which shall be signed by the Statutory Supervisors in attendance at the meeting. The Statutory Supervisory Commission shall hold valid meetings with the attendance of THREE (3) members and shall take valid actions by a majority vote, notwithstanding the rights conferred by Law to any dissenting Statutory Supervisor. Meetings shall be presided over by one of the Statutory Supervisors chosen by a majority vote at the first meeting held each year. At such time, an alternate shall also be chosen to fill in any vacancy in case of absence. Such President shall represent the Statutory Supervisory Commission before the Board of Directors. TITLE VIII: BALANCE SHEETS AND ACCOUNTS. ARTICLE 37: The fiscal year shall close on December 31, each year. As of such date, the Inventory, Balance Sheet, Statement of Income, Statement of Retained Earnings, Annexes and Table I and the Board of Directors’ Annual Report shall be prepared in accordance with applicable statutory rules, by-law provisions and technical regulations. ARTICLE 38: Liquid and realized profits shall be allocated in the following manner: a) At least FIVE PER CENT up to TWENTY PER CENT (20%) of the subscribed capital shall be set aside as statutory reserve; b) to pay the remuneration of the members of the Board of Directors and Statutory Supervisory Commission (Comisión Fiscalizadora); c) the relevant amount to pay any cumulative dividend in arrears payable to preferred shares; d) the amount to pay the fixed dividend of preferred shares; e) payment of any participation payable to ESOP Bonds; f) to set aside or to increase any voluntary or contingency reserves that a Shareholders’ Meeting may resolve; g) the outstanding balance shall be allocated to the payment of dividends on common stock, without any Class distinction. ARTICLE 39: Dividends shall be paid to the shareholders in proportion of their respective paid-in amounts within thirty (30) days from the approval of such dividends by the respective shareholders’ meeting. ARTICLE 40: Dividends in cash approved by the Shareholders’ Meeting which remain unclaimed for three (3) years calculated as from the date established for payment thereof shall be forfeited to the Company. In this case, they shall be allocated to a special reserve to be used as the shareholders’ meeting may decide. ARTICLE 41: The right to collect shares pertaining to dividends payable in shares and to the capitalization of reserves and balance of reassessments shall be forfeited to the Company within the same time period of limitation stipulated in the above clause. In this case, the shares shall be put up for sale and the rest of the shareholders shall be entitled to preemptive rights on such shares in proportion of their holdings and in relation to the class of shares they hold. Shareholders shall also be entitled to additional preemptive rights, whenever the rest of the shareholders fail to exercise their preemptive rights. The Board of Directors shall establish the time periods and terms and conditions for the exercise of this right, duly publicizing such procedure. The proceeds from the sale shall be allocated to the special reserve mentioned in the above Article. The rights carried by non-collected shares shall remain suspended until the Company has recorded their sale. ARTICLE 42: The last paragraph of the above Article is also applicable to those cases when the Company resolves to exchange any outstanding securities, for those holders who fail to claim the new shares. TITLE IX: LIQUIDATION

OF THE COMPANY. ARTICLE 43: The liquidation of the Company, regardless of the grounds thereof, shall be governed by Chapter I, Section XIII, Articles 101 to 112 of Law No. 19,550. ARTICLE 44: The winding-up of the Company shall be vested upon the Board of Directors or the liquidators designated by the Shareholders’ Meeting, under the surveillance of the Statutory Supervisory Commission (Comisión Fiscalizadora). ARTICLE 45: The proceeds of the liquidation, after payment of all of the debts and obligations, including the liquidation expenses, shall be distributed amongst all shareholders, without any distinction on terms of classes or categories, a pro rata of their holdings, as follows: a) payment of the amounts respectively paid-in on preferred shares with preference, b) payment of the amounts paid-in on common shares and the rest of the preferred shares; c) payment of fixed cumulative dividends of preferred shares outstanding to date; d) the outstanding balance shall be distributed among the shareholders a pro rata of their holdings.- 3) VEST POWER UPON MATIAS PABLO SEOANE, OLGA UDALOVA, and/or BELEN RODRIGUEZ so that jointly or severally any one of them may conduct the necessary formalities to secure the registration of the by-laws’ amendment with the following agencies: Comisión Nacional de Valores and/or Inspección General de Justicia - Sector Registro Público de Comercio, to such end they are empowered to accept, reject and/or execute the amendments and requirements made, filing any and all relevant presentations, publish notices and carry out any other step and formalities as may be necessary to obtain the administrative consent and registration. I, the Acting Notary Public, certify that Mr. Luis Alberto Fallo evidences his capacity to represent the Company by means of the following: a) the Notarized Articles of Incorporation of the company executed in Notarized Instrument No. 273 of November 24, 1992 recorded on page 1304 before the Notary Public Mr. Natalio Pedro Etchegaray, Holder of Notarial Registry of the Federal Government. The Articles of Incorporation were registered with the Public Registry of Commerce under No. 11668, of Book 112, Volume A of Corporations (Sociedades Anónimas) on December 1, 1992; b) the change of corporate domicile executed by private instrument dated December 29, 1992 and registered with the Public Registry of Commerce under No. 936, Book 112, Volume A of Corporations dated February 10, 1993; c) the amendment of the by-laws executed by Notarial Instrument No. 433 dated January 20, 1993 recorded on page 2851 of the Registry No. 282 of the City of Buenos Aires, that was recorded in the Public Registry of Commerce under No. 8480, Book 113, Volume A of Corporations (Sociedades Anónimas) of September 7, 1993; d) the capital increase executed in private instrument dated March 24, 1994, registered with the Public Registry of Commerce under No. 3317, Book 114, Volume A of Corporations, dated April 13, 1994; e) the amendment of the by-laws executed by private instrument dated June 24, 1994, registered with the Public Registry of Commerce under No. 9563, Book 115, Volume A of Corporations (Sociedades Anónimas), dated September 20, 1994; f) the Consolidated By-Laws executed on Notarial Instrument No. 132 dated July 15, 1996 on Page 383 before the Notary Public Mr. Eduardo Federico Reyes, Holder of Notarial Registry No. 1317 of the City of Buenos Aires, registered with the Public Registry of Commerce under No. 7633, Book 119, Volume A of Corporations on August 12, 1996. g) the amendment of the by-laws executed by Notarial Instrument No. 44 dated April 16, 2004 on Page 111 before the Notary Public Eduardo Federico Reyes, Holder of Registry No. 1317 of the City of Buenos Aires, recorded in the Public Registry of Commerce under No. 15380, Book 26, Volume of Corporations, on December 1, 2004. Authenticated copies of all the abovementioned documents have been attached hereto and to page 903 of Notarial Protocol No. 2013; h) Minutes of the General Ordinary and Extraordinary Shareholders’ Meeting No. 38 held on April 26, 2017, recorded on pages 7/31 of the Book of Minutes of Shareholders’ Meetings No. 4, that designated authorities and authorized the execution hereof; i) Board of Directors Minutes No. 511 dated April 26, 2017 recorded on pages 26/27 of the Book of Minutes of the Board of Directors No. 22 of the company that distributed offices in the Board of Directors. Duly authenticated copies of the documents listed under items h) and i) above have been attached to page 760 of Notarial Protocol 2017. I read this Notarial Instrument to Mr. Fallo and after rendering his consent he signs before me. A signature follows, LUIS ALBERTO FALLO, before me, NOTARY PUBLIC MATIAS PABLO SEOANE, I stamp my seal. THIS NOTARIAL INSTRUMENT is an authenticated copy of the Original Notarial Instrument before me on page 768 of my Notarial Registry No. 2089. I issue this First Copy for the company, composed of twenty-one notarial pages correlatively numbered N021149293 to N021149300 and from Nos. N021159151 to N021159163 which I certify, seal and sign on the date and place stated above. [Signed] MATIAS PABLO SEOANE- NOTARY PUBLIC- Notarial License 4545.

[Following page numbered N0211159163 in blank]

[THE ARGENTINE EMBLEM]

Ministry of Justice and Human Rights

Office of Corporations (Inspección General de Justicia)

2017- Year of Renewable Energy

IGJ Registration No. 1566044

COMPANY (SOCIEDAD ANÓNIMA)

Corporate Name: TRANSPORTADORA DE GAS DEL SUR

(Formerly): [in blank]

Filing No.: 7753066

Code of Filing/Description:

00595 CONSOLIDATED TEXT

01370 AMENDMENT OF BY-LAWS

Notarial Instrument: 298

Recorded in this Registry under No. 14757 of Book 85, Volume of Corporations (SOCIEDADES ANÓNIMAS)

C.C.1

Buenos Aires, July 25, 2017

[Signature] SILVIA M. BURGOS-  Head of the Registry Department of the Office of Corporations

[Bar Code] 0765042- IGJ

I HEREBY CERTIFY the foregoing to be a true and accurate translation into English of the document in Spanish, which is attached hereto. In witness whereof I set my hand and seal in the City of Buenos Aires on this 20th  day of December of 2018.

[FOR CERTIFICATION PURPOSES ONLY]

ES TRADUCCIÓN FIEL al inglés del documento en español que he tenido a la vista, al que me remito y adjunto en la Ciudad de Buenos Aires a los 20 días de diciembre de 2018.